EXHIBIT 21.1

                                  Subsidiaries





                  1. The Company has the following subsidiaries:

                     (a) Cylink International Corporation, Cayman Islands

                     (b) Cylink Limited, United Kingdom

                     (c) Cylink Consultancy Ltd., United Kingdom

                     (d) Cylink Pte. Ltd., Singapore

                     (e) Cylink Foreign Sales Corporation, Virgin Islands

                     (f) Cylink Communications B.V., the Netherlands

                     (g) Caro-Kann Corporation, California

                     (h) SARL Cylink France